UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Phoenix New Media Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Fusheng Building Tower 2, 16th Floor

4 Hui Xin Dong Jie, Chaoyang District

Beijing 100029

People’s Republic of China

(86) 10 8445 8000

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value $0.01 per share	New York Stock Exchange, Inc. *

American Depositary Shares, each representing eight Class A ordinary shares	New York Stock Exchange, Inc.

*Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173666

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered.

The description of the securities being registered is contained in the Registrant’s registration statement on Form F-1 (File No. 333-173666) relating to such securities, originally filed with the Securities and Exchange Commission on April 21, 2011, as amended by any amendments to such registration statement, and by any form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference.

Item 2.                    Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Phoenix New Media Limited

By:	/s/ Shuang Liu
Name:	Shuang Liu
Title:	Director and Chief Executive Officer

Dated: April 28, 2011